                                                                     Exhibit 4.2


                    THIS BEARER SECURITY DEPOSITARY AGREEMENT is made as
               of         , 1996 (this "Agreement") by and between CROWN CORK &
               SEAL COMPANY, INC., a Pennsylvania corporation (the "Company"), CROWN CORK & SEAL FINANCE PLC, a public limited company organized under the laws of England and Wales (the "Issuer") and THE BANK OF NEW YORK, a New York banking corporation, as Bearer Security Depositary (the "Bearer Security Depositary").


                                   ARTICLE I

                   Definitions and Other General Provisions
                   ----------------------------------------

          SECTION 1.01.  Definitions.  Terms not defined herein have the
                         ------------
meanings ascribed to them in the Indenture. The following terms, as used herein, have the following meanings:

          "Bearer Security Depositary" means the party named as such in this
           --------------------------
Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Bearer Security Depositary" shall mean such successor or its nominee or the custodian of either.

          "Book-Entry Interest" means beneficial interests in the Notes that
           -------------------
will be shown on records maintained in book-entry form by the Depositary.

          "Book-Entry Register" has the meaning ascribed thereto in Section 2.03
           -------------------
hereof.

          "Business Day" means each day that is not a Legal Holiday.
           ------------

          "Certificateless Depositary Interests" means, with respect to any
           ------------------------------------
series of Notes, the beneficial interests that shall at all times prior to the issuance of Definitive Notes in respect thereof represent the right to receive 100% of the principal and any premium, interest and Additional Amounts in respect of the underlying Global Note, and that is issued to the Depositary or its nominee by the Bearer Security Depositary.

          "Corporate Trust Office" means the office of the Bearer Security
           ----------------------
Depositary in the Borough of Manhattan, The City of New York, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, NY 10286.

          "Definitive Notes" means, with respect to any series of Notes, the
           ----------------
Notes in definitive form issued pursuant to Section 3.12 of the Indenture.

          "Depositary" means The Depository Trust Company or its nominee, or any
           ----------
successor thereto, as the Holder of the Certificateless Depositary Interests as recorded on the Book-Entry Register.

          "Global Notes" means the Global Securities in bearer form issued
           ------------
pursuant to Section 3.12 of the Indenture.

          "Holder" means the Depositary.
           ------

          "Indenture" means the indenture dated as of             , 1996, among
           ---------
the Company, the Subsidiary Issuers named therein and The Bank of New York, as Trustee, as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes to the extent applicable, the provisions of the TIA that are deemed to be a part of and govern such instrument.

          "Interest Payment Date" means             and              of each
           ---------------------
year, commencing on            , 1997.

          "Issuer" means the party named as such in this Agreement until a
           ------
successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

          "Issuer Order" means a written order or request signed in the name of
           ------------
the Issuer by its Chief Executive or Deputy Chief Executive, and by its Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or any other officer so authorized and delivered to the Trustee.

          "Legal Holiday" has the meaning ascribed thereto in the Indenture.
           -------------

          "Letter of Representations" means the Letter of Representations to the
           -------------------------
Depositary dated             , 1996, from the Bearer Security Depositary and the
Issuer.

          "Note" means any    % Note due 2003 or     % Note due 2006 of the
           ----
Issuer issued under the Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel, who
           ------------------
may be an employee of or counsel to the Issuer and who shall otherwise be satisfactory to the Bearer Security Depositary.

          "Responsible Officer", with respect to the Bearer Security Depositary,
           -------------------
means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Bearer Security Depositary customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

          SECTION 1.02.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (a) a term has the meaning assigned to it;

          (b) "or" is not exclusive;

          (c) "including" means including without limitation; and

          (d) words in the singular include the plural and words in the plural include the singular.


                                  ARTICLE II

                             Book-Entry Interests
                             --------------------

          SECTION 2.01  Deposit of the Global Notes.  The Bearer Security
                        ----------------------------
Depositary hereby accepts custody of the Global Notes from the Trustee and shall act as Bearer Security Depositary in accordance with the terms of this Agreement. The Bearer Security Depositary shall hold each such Global Note at its Corporate Trust Office in The City of New York or at such place or places as it shall determine with the consent of the Issuer and shall issue the Certificateless Depositary Interests in accordance with the Letter of Representations.

          SECTION 2.02.  Book-Entry System.  (a)  Upon acceptance by the
                         ------------------
Depositary of the Certificateless Depositary Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Interests will be issued by the Depositary and traded through the Depositary's book-entry system, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) the Depositary or its successors or (ii) institutions that have accounts with the Depositary or its successors. Book-Entry Interests shall be transferable only as units representing authorized denominations of the Notes.

          (b) The Certificateless Depositary Interests shall be issuable only to the Depositary, or successors of the Depositary or their respective nominees. Except as provided in Section 2.07, no owner of beneficial interests in the Certificateless Depositary Interests shall be entitled to receive a Note on account of such beneficial interest, and such beneficial owner's interest therein shall be shown only in accordance with the procedures of the Depositary as set forth in the Letter of Representations.

          SECTION 2.03.  Registration of Transfer of the Certificateless
                         -----------------------------------------------
Depositary Interests.  The Bearer Security Depositary agrees to maintain at the
---------------------
Bearer Security Depositary's Corporate Trust Office a register (the "Book-Entry
                                                                     ----------
Register") in which the Bearer Security Depositary shall (i) record the
--------
Depositary as the initial registered owner of the Certificateless Depositary Interests and (ii) record the registration and transfer of the Certificateless Depositary Interests. The Certificateless Depositary Interests cannot be transferred unless such transfer is recorded on the Book-Entry Register. The Bearer Security Depositary shall not constitute the agent of the Issuer for any other purpose and, in particular, it shall not constitute the agent of the Issuer in relation to any payments it may make to owners of the Certificateless Depositary Interests or be authorized to undertake any obligations on behalf of the Issuer.

          The foregoing paragraph shall not (i) impose an obligation on the Bearer Security Depositary to record the interests in or transfers of Book-Entry Interests held by institutions that have accounts with the Depositary or its successors or Persons that may hold Book-Entry Interests through such institutions and (ii) restrict transfers of such Book-Entry Interests held by such institutions or persons. The person in whose name the Certificateless Depositary Interests are registered on the Book-Entry Register shall be the "Holder" of the Certificateless Depositary Interests for the purposes of this Agreement. The Bearer Security Depositary shall treat the Holder or its nominee or their respective successors as the absolute owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Bearer Security Depositary.

          SECTION 2.04.  Transfer of the Global Notes.  The Bearer Security
                         -----------------------------
Depositary shall hold each Global Note in custody for the benefit of the Depositary. The Bearer Security Depositary shall not transfer or lend the Global Notes or any interest therein, except that the Bearer Security Depositary may transfer the Global Notes as a whole to a successor Bearer Security Depositary with the consent of the Issuer. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Bearer Security Depositary to surrender or deliver the Global Notes to the Depositary. If (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary with respect to the Certificateless Depositary Interests or if at any time it is unable to continue as, or ceases to be, a clearing agency under the Exchange Act and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days; (ii) the Bearer Security Depositary notifies the Issuer and the Trustee under Section 3.08 hereof that it is at any time unwilling or unable to continue as Bearer Security Depositary and no successor Bearer Security Depositary has been appointed by the Issuer within 90 days of such notification or (iii) the Issuer shall request that Definitive Notes be issued, then the Bearer Security Depositary will promptly notify the Trustee and request the Trustee to issue Definitive Notes in such names and denominations as the Holder shall specify in accordance with
Section 3.12 of the Indenture and the Bearer Security Depositary agrees that in such event it will promptly surrender the Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes will be cancelled upon issuance of such Definitive Notes.

          SECTION 2.05.  Cancellation.  If the Global Notes are surrendered for
                         -------------
payment, or for redemption or purchase of Notes evidenced thereby or for exchange for Definitive Notes to any Person other than the Trustee, such Global Notes shall, subject to Section 3.09, be delivered to the Trustee for cancellation.

          SECTION 2.06.  Payments in Respect of the Certificateless Depositary
                         -----------------------------------------------------
Interests and Global Notes.  (a)  Whenever the Bearer Security Depositary shall
---------------------------
receive from the Trustee (or other paying agent under the Indenture) any payment on the Global Notes, such payments shall be distributed promptly to the Holder on the payment date for the Global Notes. So long as the Depositary is the Holder, such payments shall be made in accordance with the Letter of Representations.

          (b) The Bearer Security Depositary will forward to the Company, the Issuer or their agents such information from its records as such persons may reasonably request to enable such persons to file necessary reports with governmental agencies, and the Bearer Security Depositary, the Company, the Issuer or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Holder of, or beneficial owners of interests in, the Certificateless Depositary Interests.

          SECTION 2.07.  Change in Principal Amount of Global Notes.  (a)  In
                         -------------------------------------------
the event that the Issuer exercises any right of redemption in respect of, or is required to purchase, any Notes constituting a part of a Global Note pursuant to the Indenture, the Bearer Security Depositary shall promptly deliver such Global Note to the Trustee and request the Trustee to endorse Schedule A to such Global Note to reflect the reduction in the principal amount of such Global Note as a result of such redemption or purchase. The redemption price or purchase price payable in connection with the redemption or purchase of a portion of such Global Note shall be equal to the amount received by the Bearer Security Depositary in respect of the aggregate principal amount of the Notes so redeemed or purchased.

          (b) If an Event of Default (as defined in the Indenture) occurs and is continuing, the Bearer Security Depositary shall, at the request of the Holder of, or beneficial owner of an interest in a Certificateless Depositary Interest (such request of the beneficial owner to be given only through the Holder), promptly deliver the Global Note relating to such Certificateless Depositary Interest to the Trustee and request that the Trustee exchange all or part of such Global Note for one or more Definitive Notes registered as specified by the Holder and endorse Schedule A to such Global Note to reflect the reduction in principal amount of such Global Note resulting from such exchange; provided that the principal amount at maturity of such Definitive
          --------
Notes and of such Global Note after such exchange shall be $1,000 or integral multiples thereof.

          (c) Whenever the principal amount at maturity of a Global Note held by the Bearer Security Depositary is changed by the Trustee the Bearer Security Depositary shall notify the Depositary of the corresponding change in the principal amount of the related Certificateless Depositary Interest.

          SECTION 2.08.  Record Date.  (a)  Any interest payment to be made in
                         ------------
respect of the Global Notes shall be made to the Holder who is registered on the Book-Entry Register at the close of business (whether or not a business day) on
the               or               immediately preceding each Interest Payment
Date, as the case may be.

          (b) Whenever the Bearer Security Depositary shall receive notice of any action to be taken by the Holder of a Global Note or holders of interests therein, or whenever the Bearer Security Depositary otherwise deems it appropriate in respect of any other matter, the Bearer Security Depositary shall fix a record date for the determination of the Holder who shall be entitled to take any such action or to act in respect of any such matter.

          SECTION 2.09.  Action in Respect of the Certificateless Depositary
                         ---------------------------------------------------
Interests or the Global Notes.  (a)  Not later than 10 days after receipt by the
------------------------------
Bearer Security Depositary of notice of any solicitation of consents or request for a waiver or other action by the Holder of a Global Note or holders of interests therein under this Agreement or the Indenture, the Bearer Security Depositary shall mail, at the expense of the Company, to the Holder a notice containing (i) such information as is contained in such notice, (ii) a statement that the Holder at the close of business on a specified record date (established in accordance with Section 2.08 hereof) will be entitled, subject to the provisions of or governing the Certificateless Depositary Interests or Global Notes, as the case may be, to instruct the Bearer Security Depositary as to the consent, waiver or other action, if any, pertaining to the Certificateless Depositary Interests or Global Notes, as the case may be, and
(iii) a statement as to the manner in which such instructions may be given.
Upon the written request of the Holder received on or before the date established by the Bearer Security Depositary for such purpose, the Bearer Security Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Certificateless Depositary Interests or Global Notes, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such Certificateless Depositary Interests or Global Notes, as the case may be, in accordance with any instructions set forth in such request. The Bearer Security Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Certificateless Depositary Interests or Global Notes.

          (b) The Holder may direct the time, method and place of conducting any proceeding for any remedy available to the Bearer Security Depositary or of exercising any trust or power conferred on the Bearer Security Depositary. However, the Bearer Security Depositary may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or, subject to Section
3.01 hereof, that the Bearer Security Depositary determines would involve it in personal liability.

          SECTION 2.10.  Changes Affecting the Global Notes.  Upon any
                         -----------------------------------
reclassification of the Global Notes or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which the Issuer is a party, any securities that shall be received by the Bearer Security Depositary in exchange for or in respect of a Global Note shall be treated as a new Global Note under this Agreement and any corresponding Certificateless Depositary Interest shall thenceforth represent such new securities so received.

          SECTION 2.11.  Surrender of the Global Notes.  In the event of the
                         ------------------------------
redemption, payment or purchase in full of all the Notes represented by the Global Notes, then the Global Notes shall become void and the Bearer Security Depositary shall surrender the Global Notes to the Trustee for cancellation.

          SECTION 2.12.  Reports.  The Bearer Security Depositary shall
                         --------
immediately (and in no event later than 10 days from receipt) send to the Holder a copy of any notices, reports and other communications received from the Company or the Issuer that are received by the Bearer Security Depositary as holder of the Global Notes.

          SECTION 2.13.  Additional Amounts.  All payments made by the Bearer
                         -------------------
Security Depositary pursuant to this Agreement in respect of the Certificateless Depositary Interests shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K. Tax Authority"), unless such Taxes are required by law to be withheld or deduced. In that event, the Bearer Security Depositary will pay by way of additional interest such additional amounts (the "Additional Amounts") as will result (after deduction of such Taxes payable in respect of such Additional Amounts) in the payment to the Holder of the amounts which would have been payable in respect of the Certificateless Depositary Interests had no such withholding or deduction been required (subject to the limitations contained in the Note, such limitations to be applied for these purposes by treating the owner of any interest in the Certificateless Depositary Interests as a holder or beneficial owner for purposes of the limitations contained in the
Note). Notwithstanding anything to the contrary provided above, the Bearer Security Depositary shall pay or cause to be paid any Additional Amounts only out of funds that shall be received by it from the Company or the Issuer for that purpose.

          At least 10 days prior to the first date on which payment of principal, premium (if any), interest and Additional Interest (as defined in the Indenture) (if any) on the Certificateless Depositary Interests is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Issuer will furnish the Bearer Security Depositary with an Officers' Certificate instructing the Bearer Security Depositary whether such payment of principal, premium (if any), interest or Additional Interest (if any) on such Certificateless Depositary Interests shall be made to the Holder without withholding for or on account of any tax, assessment or other governmental charge. If any such withholding shall be required, then such Officers' Certificate shall specify the amount required to be withheld on such payments to the Holder. The Bearer Security Depositary shall have no responsibility for determining whether the Holder or any owner of a Global Note is entitled to the payment of Additional Amounts in accordance with the preceding paragraph, but shall be entitled to rely conclusively for this purpose on an Officers' Certificate or on certifications from the Depositary, which need only specify the amount of Additional Amounts payable to the Holder, net of amounts to which the Holder or any owner of a Global Note is not entitled in accordance with the preceding paragraph. The Company and the Issuer shall, jointly and severally, indemnify the Bearer Security Depositary for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this
Section 2.13.


                                  ARTICLE III

                        The Bearer Security Depositary
                        ------------------------------

          SECTION 3.01.  Certain Duties and Responsibilities.  (a)  The Bearer
                         ------------------------------------
Security Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

          (b) No provision of this Agreement shall be construed to relieve the Bearer Security Depositary from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) the duties and obligations of the Bearer Security Depositary with respect to the Certificateless Depositary Interests and the Global Notes shall be determined solely by the express provisions of this Agreement and the Bearer Security Depositary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Bearer Security Depositary; and

          (ii) in the absence of bad faith on its part, the Bearer Security Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Bearer Security Depositary and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Bearer Security Depositary, the Bearer Security Depositary shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c) The Bearer Security Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Bearer Security Depositary, unless it shall be proved that the Bearer Security Depositary was negligent in ascertaining the pertinent facts.

          (d) The Bearer Security Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder relating to the time, method and place of conducting any proceeding for any remedy available to the Bearer Security Depositary, or exercising any power conferred upon the Bearer Security Depositary, under this Agreement or the Indenture.

          (e) No provision of this Agreement shall require the Bearer Security Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Bearer Security Depositary shall be subject to the provisions of this Section 3.01.

          (g) The Bearer Security Depositary owes no fiduciary duties to any person by virtue of this Agreement except as expressly set forth herein.

          SECTION 3.02.  Notice of Default.  Within 90 days after the occurrence
                         ------------------
of any Event of Default with respect to a Global Note (a "Note Default") of
                                                          ------------
which a Responsible Officer of the Bearer Security Depositary assigned to its corporate trust department has actual knowledge, the

Bearer Security Depositary shall transmit by mail to the Holder in the manner provided in Section 4.02 hereof, notice of such Note Default, unless such Note Default shall have been cured or waived.

          SECTION 3.03.  Certain Rights of Bearer Security Depositary.  Subject
                         ---------------------------------------------
to the provisions of Section 3.01 hereof:

          (a) the Bearer Security Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Issuer Order and any resolution of the Board of Directors of the Issuer, as the case may be, may be sufficiently evidenced by a Board Resolution;

          (c) the Bearer Security Depositary may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Bearer Security Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Bearer Security Depositary, in its discretion, may make reasonable further inquiry or investigation into such facts or matters directly related to the issuance of the Global Notes and if the Bearer Security Depositary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, at reasonable times during normal business hours, personally or by agent or attorney, but not more than once in any twelve month period;

          (e) the Bearer Security Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

          (f) the Bearer Security Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Indenture at the request, order or direction of the Holder pursuant to this Agreement, unless the Holder shall have offered to the Bearer Security Depositary reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that such request, order or direction shall not expose
                --------
     the Bearer Security Depositary to personal liability; and

          (g) whenever in the administration of its duties under this Agreement the Bearer Security Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Bearer Security Depositary, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Bearer Security Depositary, and such certificate, in the absence of negligence or bad faith on the part of the Bearer Security Depositary, shall be full warrant to the Bearer Security Depositary for any action taken, suffered or omitted by it under the provisions of the Agreement, upon the faith thereof.

          SECTION 3.04.  Not Responsible for Recitals or Issuance of Notes.  The
                         --------------------------------------------------
recitals contained in the Indenture and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, or the Guarantor, as the case may be, and the Bearer Security Depositary assumes no responsibility for their correctness. The Bearer Security Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Notes. The Bearer Security Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Notes.

          SECTION 3.05.  Money Held in Trust.  Money held by the Bearer Security
                         -------------------
Depositary in trust hereunder need not be segregated from other funds held by the Bearer Security Depositary, except to the extent required by law. The Bearer Security Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Bearer Security Depositary under this Agreement shall be paid to the Issuer from time to time and the Holder shall have no claim to any such interest.

          SECTION 3.06.  Compensation and Reimbursement.  The Company and the
                         -------------------------------
Issuer, jointly and severally, agree:

          (a) to pay to the Bearer Security Depositary from time to time such compensation as the Company, the Issuer and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Bearer Security Depositary and any predecessor Bearer Security Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bearer Security Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Bearer Security Depositary and any predecessor Bearer Security Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

          SECTION 3.07.  Bearer Security Depositary Required; Eligibility.  At
                         -------------------------------------------------
all times when there is a Bearer Security Depositary hereunder, such Bearer Security Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Bearer Security Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Bearer Security Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 3.08.  Resignation and Removal; Appointment of Successor.
                         --------------------------------------------------
(a) No resignation or removal of the Bearer Security Depositary and no appointment of a successor Bearer Security Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Bearer Security Depositary in accordance with the applicable requirements of
Section 3.09 hereof or (ii) the issuance of Definitive Notes in accordance with
Section 2.04 or Section 2.07 hereof and the Indenture.

          (b) The Bearer Security Depositary may resign with respect to the Global Notes by giving written notice thereof to the Company, the Issuer and the Holder, in accordance with Section 4.01 and Section 4.02 hereof, 90 days prior to the effective date of such resignation. If an instrument of acceptance by a successor Bearer Security Depositary required by Section 3.09 hereof shall have been delivered to the Bearer Security Depositary, the Bearer Security Depositary may be removed at any time upon the filing with it of an instrument in writing signed on behalf of the Company and the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Bearer Security Depositary required by Section 3.09 hereof shall not have been delivered to the Bearer Security Depositary within 30 days after the giving of such notice of resignation, the resigning Bearer Security Depositary may petition any court of competent jurisdiction for the appointment of a successor Bearer Security Depositary eligible under this Article, including without limitation Section 3.07.

          (c)  If at any time:

          (i) the Bearer Security Depositary shall cease to be eligible under
     Section 3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Issuer or by the Holder, or

         (ii) the Bearer Security Depositary shall become incapable of acting with respect to the Certificateless Depositary Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Bearer Security Depositary or of its property shall be appointed or any public officer shall take charge or control of the Bearer Security Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may remove the Bearer Security Depositary and appoint a successor Bearer Security Depositary, or (ii) the Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Bearer Security Depositary and the appointment of a successor Bearer Security Depositary or Book-Entry Depositaries, unless Definitive Notes have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Bearer Security Depositary and appoint a successor Bearer Security Depositary.

          (d) If the Bearer Security Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Bearer Security Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Bearer Security Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Bearer Security Depositary with respect to the Global Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.09, the Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Bearer Security Depositary eligible under this Article, including without limitation Section 3.07, unless Definitive Notes have been issued in accordance with the Indenture.

          (e) The Issuer shall give, or shall cause such successor Bearer Security Depositary to give, notice of each resignation and each removal of a Bearer Security Depositary and each appointment of a successor Bearer Security Depositary to the holder in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Bearer Security Depositary and the address of its Corporate Trust Office.

          SECTION 3.09.  Acceptance of Appointment by Successor.  (a)  In case
                         ---------------------------------------
of the appointment hereunder of a successor Bearer Security Depositary, every such successor Bearer Security Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Bearer Security Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Bearer Security Depositary shall become effective and such successor Bearer Security Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Bearer Security Depositary, with like effect as if originally named as Bearer Security Depositary hereunder; but, on the request of the Issuer or the successor Bearer Security Depositary, such retiring Bearer Security Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.06 hereof, execute and deliver an instrument transferring to such successor Bearer Security Depositary all the rights and powers of the retiring Bearer Security Depositary and shall duly assign, transfer and deliver to such successor Bearer Security Depositary all property and money held by such retiring Bearer Security Depositary hereunder.

          (b) Upon request of any such successor Bearer Security Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Bearer Security Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

          (c) No successor Bearer Security Depositary shall accept its appointment unless at the time of such acceptance such successor Bearer Security Depositary shall be eligible under this Article, including without limitation
Section 3.07.

          (d) Upon acceptance of appointment by any successor Bearer Security Depositary as provided in this Section 3.09, the Issuer shall give notice thereof to the Holder in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Bearer Security Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Bearer Security Depositary, the successor Bearer Security Depositary shall cause such notice to be given at the expense of the Issuer.

          SECTION 3.10.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any corporation into which the Bearer Security Depositary may be
---------
merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Bearer Security Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Bearer Security Depositary, shall be the successor of the Bearer Security Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                  ARTICLE IV

                           Miscellaneous Provisions
                           ------------------------

          SECTION 4.01.  Notices to Bearer Security Depositary or Company.  Any
                         -------------------------------------------------
request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (a) the Bearer Security Depositary by the Holder, by the Trustee, the Company or the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Bearer Security Depositary at its Corporate Trust Office,
     Attention: Corporate Trust Trustee Administration, or at any other address previously furnished in writing by the Bearer Security Depositary to the Holder, the Trustee and the Issuer, or

          (b) the Company or the Issuer, by the Bearer Security Depositary or by the Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid to Crown Cork & Seal Company, Inc., 9300 Ashton Road, Philadelphia, PA

     19136, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Bearer Security Depositary by the Company.

          SECTION 4.02.  Notice to Holders; Waiver.  Where this Agreement
                         --------------------------
provides for notice to the Holder of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to the Holder at the address notified to the Bearer Security Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holder shall be filed with the Bearer Security Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Bearer Security Depositary shall constitute a sufficient notification for every purpose hereunder.

          SECTION 4.03.  Effect of Headings and Table of Contents.  The Article
                         -----------------------------------------
and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 4.04.  Successors and Assigns.  All covenants and agreements
                         -----------------------
in this Agreement and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

          SECTION 4.05.  Separability Clause.  In case any provision in this
                         --------------------
Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

          SECTION 4.06.  Benefits of Agreement.  Nothing in this Agreement, the
                         ----------------------
Notes, or Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The holders from time to time of the Global Notes shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Notes, by their acceptance of delivery of the Book-Entry Interests.

          SECTION 4.07.  GOVERNING LAW.  EXCEPT AS OTHERWISE REQUIRED BY
                         --------------
MANDATORY PROVISIONS OF LAW, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 4.08.  Jurisdiction.  Each of the Issuer and the Company
                         -------------
agrees that any legal suit, action or proceeding against it brought by the Bearer Security Depositary arising out of or based upon this Agreement may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Company has appointed CT Corporation, 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, by the Holder or the Bearer Security Depositary, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable. Each of the Issuer and the Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Issuer, as applicable.

          SECTION 4.09.  Counterparts.  This Agreement may be executed in any
                         -------------
number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          SECTION 4.10.  Inspection of Agreement.  A copy of this Agreement
                         ------------------------
shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Bearer Security Depositary for inspection by any Holder.

          SECTION 4.11.  Satisfaction and Discharge.  This Agreement upon Issuer
                         ---------------------------
Order shall cease to be of further effect, and the Bearer Security Depositary, at the expense of the Company and the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Notes have been issued and the Global Notes have been cancelled in accordance with the provisions of Section 2.05 hereof and the Indenture, (ii) the Company and the Issuer have paid or caused to be paid all sums payable hereunder by them and (iii) the Issuer has delivered to the Bearer Security Depositary an Officer's Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

          SECTION 4.12.  Amendments.  The Company, the Issuer and the Bearer
                         -----------
Security Depositary may amend this Agreement without the consent of the
Depositary:

          (a) to cure any ambiguity, omission, defect or inconsistency;

          (b) to add to the covenants and agreements of the Bearer Security Depositary or the Issuer;

          (c) to effectuate the assignment of the Bearer Security Depositary's rights and duties to a qualified successor, as provided herein;

          (d) to comply with any requirements of the Securities Act, the Exchange Act or the Investment Company Act of 1940, as amended, and the TIA; or

          (e) to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to the Depositary or the holders of Book-Entry Interests.

          Except as set forth in this Section 4.12, no amendment that adversely affects the Depositary or the holders of Book-Entry Interests may be made to this Agreement or the Book-Entry Interests without the consent of the Depositary or the holders of the Book-Entry Interests.

          SECTION 4.13.  Bearer Security Depositary To Sign Amendments.  The
                         ----------------------------------------------
Bearer Security Depositary shall sign any amendment authorized pursuant to
Section 4.12 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Bearer Security Depositary. If it does, the Bearer Security Depositary may but need not sign it. In signing such amendment the Bearer Security Depositary shall be entitled to receive indemnity reasonably satisfactory to it and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

          (a) such amendment is authorized or permitted by this Agreement;

          (b) each of the Company and the Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

          (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the articles of incorporation of the Company or the Memorandum or Articles of Association of the Issuer, (iii) any law or regulation applicable to the Company or the Issuer, (iv) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or the Issuer or (v) any material agreement or instrument to which the Company or the Issuer is subject; and

          (d) such amendment has been duly and validly executed and delivered by the Company and the Issuer, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Company and the Issuer enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                    CROWN CORK & SEAL COMPANY, INC.,

                                      by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    CROWN CORK & SEAL COMPANY, PLC,

                                      by
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    THE BANK OF NEW YORK, as Bearer Security
                                    Depositary,

                                      by
                                        ---------------------------------------
                                        Name:
                                        Title: